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                                   EXHIBIT 21

                              List of Subsidiaries
                              --------------------

The following is a list of all subsidiaries of Basic Earth Science Systems, Inc. and the state or other jurisdiction of incorporation or organization for each, and the name under which the subsidiary may do business if different from its authorized name:


                                                                       Doing Business
Subsidiary Name                  State/Jurisdiction of Organization    Under What Name
---------------                  ----------------------------------    ---------------

Legent Resources Corporation     Nova Scotia Unlimited Liability       Same
                                 Corporation

Basic Canada, Inc.               Colorado corporation                  Same

Basic Petroleum Services, Inc.   Texas corporation                     Same

Beasley Trucking, Inc.           New Mexico corporation                Inactive

Fitzgerald & Stutz, Inc.         Indiana corporation                   Inactive

Hernly Bros., Inc.               Indiana corporation                   Inactive

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